Mueller Industries, Inc. Reports Second Quarter 2026 Earnings

COLLIERVILLE, Tenn., July 21, 2026 -- Mueller Industries, Inc. (NYSE: MLI) announces results for the second quarter of 2026. Comparisons are to the second quarter of 2025.
•Net Sales increased to $1.43 billion versus $1.14 billion.
•Net Income increased to $249.7 million versus $245.9 million.
•Operating Income increased to $310.0 million versus $304.2 million.
•Diluted EPS* increased to $1.13 versus $1.11.
•Dividends per share* increased to $.175 versus $.125.
* Diluted EPS and dividends per share have been adjusted retroactively to reflect the two-for-one stock split that took effect on June 30, 2026.

Second Quarter Financial and Operating Highlights:
•COMEX copper averaged $6.16 per pound during the quarter, a 30.6 percent increase over the prior year period.
•Adjusting for the $36.3 million insurance gain ($28.1 million net of tax) recognized in the second quarter of 2025, we delivered a 15.7 percent increase in operating income.
•Unit volume growth in each of our three reporting segments, combined with price increases related to the rise in material costs, contributed to the overall increase in net sales.
•Net cash generated from operations was $212.3 million. We utilized $138.3 million during the quarter to acquire Bison Metals Technologies LLC.
•Our cash and short-term investments balance at quarter end was $1.42 billion, and our current ratio remains strong at 4.8 to 1.

Regarding the results and outlook for the business, Greg Christopher, Mueller’s CEO said, “We delivered consistent year over year earnings growth and executed at a high level. Business demand continues to strengthen in our commercial, industrial and electrical markets. Backlogs are strong, and we are carrying out our 2030 strategic plan initiatives with a high sense of urgency. During the quarter, we completed two acquisitions in our core metals businesses — Bison Metals Technologies on March 30, 2026, and Chicago Extruded Metals on June 12, 2026. With Bison already having delivered a record second quarter, we expect both to meaningfully contribute in the near term.

We are optimistic that the U.S. residential construction markets will eventually improve, and look forward to a resolution of the conflict in Iran, leading to lower energy costs and reduced inflationary pressures. As such, we are anticipating continued strength in our business.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; electrical transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Net sales	$1,427,923	$1,138,173	$2,620,928	$2,138,338

Cost of goods sold	1,032,577	785,194	1,867,138	1,513,379
Depreciation and amortization	17,335	17,905	33,987	35,028
Selling, general, and administrative expense	67,850	67,521	134,635	130,581
Loss (gain) on disposal of assets, net	187	(337)	1,720	(14,802)
Gain on sale of business	—	—	(41,407)	—
Asset impairments	—	—	2,653	—
Gain on insurance proceeds	—	(36,278)	—	(36,278)

Operating income	309,974	304,168	622,202	510,430

Interest expense	(134)	(17)	(134)	(42)
Interest income	10,978	8,222	22,848	18,123
Unrealized gains on short-term investments	6,545	13,212	4,508	8,202
Other expense, net	(1,127)	(1,142)	(2,359)	(1,050)

Income before income taxes	326,236	324,443	647,065	535,663

Income tax expense	(82,869)	(78,857)	(162,424)	(130,332)
Income from unconsolidated affiliates, net of foreign tax	6,920	2,897	7,035	2,439

Consolidated net income	250,287	248,483	491,676	407,770

Net income attributable to noncontrolling interests	(632)	(2,559)	(3,003)	(4,414)

Net income attributable to Mueller Industries, Inc.	$249,655	$245,924	$488,673	$403,356

Weighted average shares for basic earnings per share (1)	217,412	217,492	217,800	219,484
Effect of dilutive stock-based awards (1)	3,780	4,392	3,706	4,530

Adjusted weighted average shares for diluted earnings per share (1)	221,192	221,884	221,506	224,014

Basic earnings per share (1)	$1.15	$1.13	$2.24	$1.84

Diluted earnings per share (1)	$1.13	$1.11	$2.21	$1.80

Dividends per share (1)	$0.175	$0.125	$0.350	$0.250

(1) Adjusted retroactively to reflect the two-for-one stock split that occurred on June 30, 2026.

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands)	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

Summary Segment Data:

Net sales:
Piping Systems Segment	$946,575	$743,475	$1,707,103	$1,383,158
Industrial Metals Segment	354,998	270,598	676,275	522,511
Climate Segment	144,952	137,515	268,717	260,622
Elimination of intersegment sales	(18,602)	(13,415)	(31,167)	(27,953)

Net sales	$1,427,923	$1,138,173	$2,620,928	$2,138,338

Operating income:
Piping Systems Segment	$248,346	$250,296	$465,356	$408,460
Industrial Metals Segment	42,787	30,610	87,058	60,694
Climate Segment	42,583	42,628	75,962	78,252
Unallocated expenses	(23,742)	(19,366)	(6,174)	(36,976)

Operating income	$309,974	$304,168	$622,202	$510,430

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	June 27, 2026	December 27, 2025
ASSETS
Cash and cash equivalents	$1,388,748	$1,367,003
Short-term investments	27,241	22,733
Accounts receivable, net	761,869	475,566
Inventories	607,654	510,463
Other current assets	59,759	69,980

Total current assets	2,845,271	2,445,745

Property, plant, and equipment, net	557,196	536,466
Operating lease right-of-use assets	19,239	27,211
Other assets	835,562	723,607

Total assets	$4,257,268	$3,733,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$295,767	$180,577
Current portion of operating lease liabilities	7,589	8,520
Other current liabilities	292,468	224,037

Total current liabilities	595,824	413,134

Long-term debt	5,243	—
Pension and postretirement liabilities	8,389	8,393
Environmental reserves	15,689	15,684
Deferred income taxes	34,513	31,640
Noncurrent operating lease liabilities	11,852	18,970
Other noncurrent liabilities	11,742	9,302

Total liabilities	683,252	497,123

Total Mueller Industries, Inc. stockholders’ equity	3,547,750	3,209,966
Noncontrolling interests	26,266	25,940

Total equity	3,574,016	3,235,906

Total liabilities and equity	$4,257,268	$3,733,029

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 27, 2026	June 28, 2025

Cash flows from operating activities
Consolidated net income	$491,676	$407,770
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	33,987	35,028
Stock-based compensation expense	15,846	13,940
Provision for credit losses	818	73
Income from unconsolidated affiliates	(7,035)	(2,439)
Dividends from unconsolidated affiliates	4,621	2,812
Insurance proceeds - noncapital related	—	12,345
Loss (gain) on disposals of assets, net	1,720	(14,802)
Gain on sale of business	(41,407)	—
Unrealized gains on short-term investments	(4,508)	(8,202)
Impairment charges	2,653	—
Gain on insurance proceeds	—	(36,278)
Deferred income tax expense	3,109	4,420
Changes in assets and liabilities, net of effects of businesses acquired and sold:
Receivables	(292,241)	(134,535)
Inventories	(89,164)	(41,190)
Other assets	983	(4,371)
Current liabilities	167,903	72,259
Other liabilities	2,365	(2,420)
Other, net	675	(249)

Net cash provided by operating activities	$292,001	$304,161

Cash flows from investing activities
Capital expenditures	$(38,796)	$(30,691)
Acquisition of business, net of cash acquired	(138,269)	—
Proceeds from sale of business, net of cash sold	57,004	—
Insurance proceeds - capital related	—	2,655
Purchase of short-term investments	—	(26,633)
Purchase of long-term investments	(5,834)	(552)
Proceeds from sales of assets	62	21,135
Other	—	600

Net cash used in investing activities	$(125,833)	$(33,486)

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 27, 2026	June 28, 2025

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	$(76,094)	$(54,398)
Repurchase of common stock	(76,439)	(243,615)
Repayments of debt	—	(111)
Net cash used to settle stock-based awards	(497)	(4,189)
Dividends paid to noncontrolling interests	(4,956)	(12,240)
Other	3,100	—

Net cash used in financing activities	$(154,886)	$(314,553)

Effect of exchange rate changes on cash	(5,718)	11,718

Increase (decrease) in cash, cash equivalents, and restricted cash	5,564	(32,160)
Cash, cash equivalents, and restricted cash at the beginning of the period	1,385,157	1,038,895

Cash, cash equivalents, and restricted cash at the end of the period	$1,390,721	$1,006,735